Exhibit 99.1

FOR IMMEDIATE RELEASE

McCormick & Schmick’s Seafood Restaurants, Inc. Board of Directors Reviewing

Unsolicited Tender Offer

Stockholders Advised to Take No Action Pending Review

Portland, Oregon – April 13, 2011 – McCormick & Schmick’s Seafood Restaurants, Inc. (Nasdaq: MSSR) today confirmed that on April 7, 2011, Tilman J. Fertitta, through his affiliate LSRI Holdings, Inc., a subsidiary of Landry’s Restaurants, Inc., commenced an unsolicited tender offer to acquire all outstanding common shares of McCormick & Schmick’s not already owned by Fertitta or his affiliates at a price of $9.25 per share in cash.

Consistent with its fiduciary duties and as required by applicable law, McCormick & Schmick’s Board of Directors is reviewing the offer to determine the course of action that it believes is in the best interests of the Company and its stockholders. McCormick & Schmick’s stockholders are advised to take no action at this time pending conclusion of the review of the tender offer by McCormick & Schmick’s Board of Directors.

McCormick & Schmick’s Board of Directors, in consultation with its independent financial and legal advisors, intends to advise stockholders of its formal position regarding the offer within ten business days from the date of commencement of the unsolicited tender offer by making available to stockholders and filing with the U.S. Securities and Exchange Commission (the “SEC”) a solicitation/recommendation statement on Schedule 14D-9.

Piper Jaffray & Co. is serving as financial advisor to McCormick & Schmick’s and Davis Wright Tremaine LLP is serving as its legal counsel.

About McCormick & Schmick’s Seafood Restaurants, Inc.

McCormick & Schmick’s Seafood Restaurants, Inc. is a leading seafood restaurant operator in the affordable upscale dining segment. The Company now operates 95 restaurants, including 88 restaurants in the United States and seven restaurants in Canada under The Boathouse brand. McCormick & Schmick’s has successfully grown over the past 39 years by focusing on serving a broad selection of fresh seafood.

Important Information

Investors are urged to read McCormick & Schmick’s Solicitation/Recommendation Statement on Schedule 14D-9 when it becomes available as it will contain important information. Security holders may obtain a free copy of the Solicitation/Recommendation Statement (when it becomes available), as well as any other public filings made from time to time by McCormick & Schmick’s with the SEC in connection with the tender offer, free of charge at the SEC’s website at www.sec.gov or from McCormick & Schmick’s at www.McCormickandSchmicks.com by clicking on the “Investor Relations” tab.

Forward-Looking Statements

Certain statements contained in this release constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are not guarantees of future performance or assurances of an expected course of action, and therefore, readers should not put undue reliance upon them. Some of the statements that are forward-looking include statements of belief or intent predicated on the Company’s expectations for future revenues and strategic opportunities. There are a large number of factors that can cause the Company to deviate from plans or to fall short of expectations. As to the forward-looking matters contained in this release, factors that can cause such changes include our ability to respond timely and in accordance with the laws applicable to the Company and its Board of Directors. The Company’s business as a whole is subject to a number of risks, and to the extent those risks are known to be material, they have been listed and discussed in the Company’s annual report on Form 10-K for the fiscal year ended December 29, 2010. Please note that forward-looking statements are current as of today. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

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Contacts

Amy Bilbija MacKenzie Partners, Inc. (212) 929-5802	Matthew Sherman / Nicole Greenbaum Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449